                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             CNA SURETY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 11, 1999
                             ---------------------

To: The Shareholders of CNA Surety Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 333 S. Wabash, Forty-fourth Floor South Conference Center, Chicago, IL 60685 on Tuesday, May 11, 1999, at 9:00 a.m. CDT, for the following purposes:

     1. To elect eleven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 15, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                            By Order of the Board of Directors

                                            PAUL T. LIVELY
                                            Secretary

March 26, 1999
Chicago, Illinois

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware corporation (the "Company"), on or about March 30, 1999, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at CNA Plaza, 333 S. Wabash, Forty-fourth Floor South Conference Center, Chicago, Illinois 60685 at 9:00 A.M. CDT, on Tuesday, May 11, 1999, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Paul T. Lively, Secretary of the Company, in Chicago at (312) 822-3895.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) To elect eleven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii) To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 1999; and

     (iii) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is March 26, 1999.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity.

                              1998 ANNUAL REPORTS

     Shareholders are concurrently being furnished with a copy of the Company's 1998 Annual Report to Shareholders which contains its audited financial statements at December 31, 1998. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "SEC") may be obtained by contacting Ruth Jantz, representative of the Company at CNA Plaza, Chicago, Illinois 60685,
(312) 822-6841, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 15, 1999 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 44,101,463 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for ratification of Deloitte & Touche LLP as the Company's Independent Auditors for fiscal year 1999; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. A proxy is revocable by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL I)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting eleven directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. Management's nominees for the eleven director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

                                 Giorgio Balzer
                                Philip H. Britt
                                Rod F. Dammeyer
                                 Edward Dunlop
                                  Melvin Gray
                                  Joe P. Kirby
                                William C. Pate
                                 Roy E. Posner
                               Adrian M. Tocklin
                              Robert T. Van Gieson
                                Mark C. Vonnahme

All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Registrant."

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall elect the directors. It is the present intention of John S. Heneghan and Paul T. Lively, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, to elect the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, a nominee for director or an executive officer of the Company.

     GIORGIO BALZER, age 59; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer, Business Men's Assurance Company of America since 1990; U.S. representative for Assicurazioni Generali, S.p.A. Director of Commerce Bancshares, Inc.

     PHILIP H. BRITT, age 52; Director of the Company since March 3, 1998. Senior Vice President, Insurance Industry Division of First Chicago NBD since April 1988; various other positions with First Chicago from 1982 through April 1988. Member of the Association of Insurance and Financial Analysts.

     ROD F. DAMMEYER, age 58; Director of the Company since September 30, 1997. Managing partner of EGI Corporate Investments, a division of Equity Group Investments, Inc. ("EGI"), since January 1996; Vice Chairman of Anixter International, Inc. ("Anixter") since February 1998; President and a director since 1985 and Chief Executive Officer since 1993 of Anixter; Director of Capsure Holdings Corp. ("Capsure") from January 1993 until September 30, 1997. Director of ANTEC Corporation, Groupo Azucarero Mexico, IMC Global Inc., Jacor Communications, Inc., Matria Healthcare, Inc., Metal Management, Inc., Stericycle, Inc., TeleTech Holdings, Inc., Transmedia Network, Inc., and Trustee of several Van Kampen Closed End Mutual Funds.

     EDWARD DUNLOP, age 58; Retired. Director of the Company since November 17, 1998. Senior Vice President of The Chubb Corp. and Executive Vice President of Chubb & Son, Inc., from 1993 until retirement at the end of 1997.

     MELVIN GRAY, age 66; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer since 1982 and various other positions since 1962 of Graycor, Inc. President and Chief Executive Officer of CCBC, Inc. since 1985. Member Board of Advisors of the Construction Industry Institute.

     JOE P. KIRBY, age 44; Director of the Company since September 30, 1997. Director of Western Surety Company ("Western Surety") since 1979; Director of Capsure from May 1993 until September 30, 1997; President from 1979 until 1995 and Chief Executive Officer of Western Surety from 1979 until September 30, 1997. Mr. Kirby is the brother of Dan L. Kirby.

     WILLIAM C. PATE, age 35; Director of the Company since August 18, 1998. Director of Merger & Acquisitions of EGI since January 1994.

     ROY E. POSNER, age 65; Retired. Director of the Company since September 30, 1997. Chief Financial Officer and Senior Vice President of Loews Corporation, the parent corporation of CNA Financial Corporation ("CNAF"), from 1985 until February 1997.

     ADRIAN M. TOCKLIN, age 47; Director since September 30, 1997 and Chairman of the Board from September 30, 1997, until March 3, 1998. President and Chief Executive Officer of Tocklin & Associates from January 1999 to present. President, CNA Diversified Operations from May 1995 until April 1998. President and Chief Operating Officer of The Continental Corporation ("Continental") and all of its insurance subsidiaries from June 1994 until May 1995; Executive Vice President of Continental from September 1992 until June 1994; various other positions with Continental Insurance Company and its property and casualty affiliates ("CIC") since December 1974; Director of SONAT, Inc., and First Insurance Company of Hawaii ("FICOH"), and Trustee of George Washington University.

     ROBERT T. VAN GIESON, age 54; Director of the Company and Chairman of the Board since March 3, 1998. President and Chief Executive Officer, CNA Global Operations since December 1997; President and Chief Executive Officer, CNA Global Operations Group from July 1996 until December 1997; Chairman and Chief Executive Officer of Chubb Insurance Co. of Europe from 1990 until 1996; Chairman and Chief Operations Officer of Chubb Canada from 1983 until 1990; Director of FICOH, Associated Aviation Underwriters, and International Insurance Society.

     MARK C. VONNAHME, age 49; Director, President and Chief Executive Officer of the Company since December 1996. Group Vice President and Senior Surety Officer of all CNAF insurance subsidiaries, including Continental Casualty Company ("CCC") and its property and casualty affiliates and CIC, from August 1993 until September 30, 1997. Vice President, Contract Surety Division of CCC from January 1993 until August 1993; and Assistant Vice President, Contract Surety Division of CCC, from 1991 until January 1993. Director of Surety Association of America.

     ROBERT E. AYO, age 58; Vice President and Chief Underwriting Officer, Contract Surety of the Company since September 30, 1997, and Senior Vice President of the Company since March 2, 1999. Vice President and Chief Contract Underwriting Officer, Surety of all insurance subsidiaries of CNAF, including CCC and CIC, from March 1995 until September 30, 1997; Assistant Vice President and Underwriting Manager, Contract Surety of CCC, from January 1993 until March 1995; Underwriting Manager, Contract Surety of CCC from 1985 until January 1993.

     MICHAEL A. DOUGHERTY, age 40; Vice President and Chief Marketing Officer of the Company since November 1997. Senior Vice President Aon Risk Services of Illinois from April 1992 until November 1997. Midwest Regional Bond Manager, AIG from August 1988 to April 1992. Various positions within the bond division of the St. Paul Companies from June 1980 to August 1988.

     MELITA H. GEOGHEGAN, age 52; Vice President and Chief Human Resources Officer of the Company since September 30, 1997. Assistant Vice President of Human Resources, Surety Division of CCC from 1996 until September 30, 1997, and various positions with CCC from 1993 to 1996.

     THOMAS P. GREASEL, age 60; Vice President and Chief Claims Officer of the Company since September 30, 1997. Vice President and Director of Surety Claims for CCC from 1993 until September 30, 1997.

     JOHN S. HENEGHAN, age 36; Vice President and Chief Financial Officer of the Company since September 30, 1997, and Treasurer of the Company since March 2, 1999. Vice President of Capsure from December 1995 and Controller of Capsure from June 1994 until September 30, 1997; and various positions, including Senior Audit Manager, with Deloitte & Touche LLP from 1984 until June 1994.

     DAN L. KIRBY, age 52; Vice President, Legislative Affairs of the Company since September 30, 1997. Vice President, General Counsel and Secretary of Western Surety from 1974 until September 30, 1997; and Director of Capsure from May 1993 until September 30, 1997. Mr. Kirby is the brother of Joe P. Kirby.

     PAUL T. LIVELY, age 50; Vice President, Business Development, Assistant Secretary of the Company from March 1998 to May 1998, Secretary of the Company since May 1998, and General Counsel of the Company since March 2, 1999. Practicing attorney from 1988 until l998 with Querrey & Harrow, Ltd.; from 1979 until

1988 with O'Halloran, Lively & Walker; and from 1973 until 1978 with Bell, Boyd, Lloyd, Haddad & Burns (now known as Bell, Boyd, & Lloyd).

     JOHN L. MCREYNOLDS, JR., age 58; Vice President of the Company since March 1998. President and Chief Operating Officer of Universal Surety of America since January 1, 1998. Executive Vice President of Universal Surety of America from 1984 until December 31, 1997.

     STEPHEN T. PATE, age 52; Vice President of the Company since September 30, 1997, and Senior Vice President of the Company since March 2, 1999. President and Chief Operating Officer of Western Surety since June 1995. Executive Vice President of Western Surety from October 1994 until June 1995; President, Surety Profit Center of CIC from April 1993 until October 1994; and Regional Vice President, Surety of CIC from June 1991 until April 1993.

     THOMAS A. POTTLE, age 39; Vice President, Chief Operations Officer of the Company since September 30, 1997, and Senior Vice President of the Company since March 2, 1999. Secretary of the Company from September 30, 1997 to May 1998 and Assistant Secretary since May 1998. Assistant Vice President and Surety Controller of CNA from 1996 until September 30, 1997; Surety Controller of CCC from September 1994 until 1996; and various positions with CCC from 1986 until September 1994.

     SHARON A. SARTORI, age 42; Vice President and Chief Underwriting Officer, Commercial Surety of the Company since November 1997, and Senior Vice President of the Company since March 2, 1999. Commercial Surety Territorial Underwriting Officer of the Company from September 30, 1997 until November 1997; and various positions, including Assistant Vice President and Territorial Underwriting Officer, of CCC from 1993 until September 30, 1997.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee which consists of Ms. Tocklin and Messrs. Van Gieson and Vonnahme. The Executive Committee met three times during 1998. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. All action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company also has an Audit Committee which consists of Messrs. Dammeyer, Gray and Posner (Chair). During 1998, the Audit Committee held nine meetings. The Audit Committee is authorized and has the power to review such procedures of the Company and its subsidiaries regarding the appointment of the independent public accountants, the scope and fees of prospective annual audits and results thereof, compliance with the accounting and financial policies of the Company, management's procedures and policies relative to the adequacy of CNA Surety's internal accounting controls and review of any and all related party agreements and arrangements between the Company and its affiliates, as well as any disputes that may arise thereunder.

     The Company also has a Compensation Committee which consists of Messrs. Balzer, Britt and J. Kirby (Chair). During 1998, the Compensation Committee held three meetings. The Compensation Committee reviews and administers all compensation matters for the five most highly compensated executive officers of the Company as well as its stock option plans.

     The Company also has an Investment Committee which consists of Ms. Tocklin (Chair) and Messrs. J. Kirby, Posner, Van Gieson and Vonnahme. During 1998, the Investment Committee held five meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolios.

     During 1998, four meetings of the Board were held. All then serving directors were present for all meetings, other than one then director, David T. Cumming, was not in attendance for one of the meetings.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the rules of the SEC, the Company is required to report, based on its review of reports to the SEC about transactions in its Common Stock furnished to the Company and written representations of its directors, executive officers and 10% shareholders, that for 1998: 1) Stephen T. Pate did not file a Form 4 due for November 1998 but, instead, on February 10, 1999, filed a Form 5 which reported the purchase of 1,000 shares for his individual retirement account, and
2) Dan L. Kirby and Joe P. Kirby each failed to file a Form 4 for October 1998 but instead filed them on or about March 5, 1999, for 20,137 shares and 5,125 shares, respectively, given as charitable donations.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual compensation (including option grants) for services rendered to the Company (or its predecessors) for the years ended December 31, 1998 and 1997 by the chief executive officer and those persons who were, at December 31, 1998, the four other most highly compensated executive officers of the Company. The Company was organized in 1997 as a result of the merger of separate businesses pursuant to a reorganization agreement. Accordingly, compensation for years prior to 1997 is omitted.

                           SUMMARY COMPENSATION TABLE

                                                                    OTHER ANNUAL                    ALL OTHER
                                          SALARY(1)    BONUS(1)    COMPENSATION(1)    OPTIONS    COMPENSATION(1)
 NAME AND PRINCIPAL POSITION      YEAR       ($)         ($)             ($)            (#)            ($)
 ---------------------------      ----    ---------    --------    ---------------    -------    ---------------
Mark C. Vonnahme..............    1998     336,538     163,200             --         31,300            9,421(13)
  President and Chief
     Executive                    1997     264,519     114,700(2)      13,646(3)      30,000           27,461(4)
     Officer of the Company
Stephen T. Pate...............    1998     272,596      50,000             --         20,200            9,715(13)
  President and Chief
     Operating                    1997     262,500     312,500(5)       5,970(6)      20,000            5,083(7)
     Officer of Western Surety
     Company
Robert E. Ayo.................    1998     232,692      70,000             --         17,300           10,042(13)
  Vice President and Chief        1997     165,384      99,100(2)         326(8)      20,000           13,296(9)
     Underwriting Officer,
     Contract Surety of the
     Company
Dan L. Kirby..................    1998     207,692      18,800             --         11,500            9,338(13)
  Vice President, Legislative     1997     239,807     125,000            444(10)     15,000          524,756(11)
     Affairs of the Company
John L. McReynolds............    1998     148,269      60,000             --         11,500            9,064(13)
  President and Chief
     Operating                    1997      94,265      65,660(5)          --          2,500           10,489(12)
     Officer of Universal
     Surety of America

---------------

 (1) 1997 information includes salary, bonus, other annual and all other compensation paid prior to the merger, on September 30, 1997, by CCC and Capsure for Messrs. Vonnahme and Ayo and for Messrs. Kirby, McReynolds and Pate, respectively.

 (2) Includes transaction completion bonus of $4,700 for Mr. Vonnahme and $3,000 for Mr. Ayo.

 (3) Includes $11,646 for health club and country club dues and $2,000 for income tax preparation.

 (4) Includes $15,173 of CCC distributions from the CNA supplemental savings plan, $6,720 of 401(k) plan company matching contributions to both the CNA and CNA Surety sponsored plans, $3,610 CCC paid automobile lease, $922 of CCC paid contributions on a life insurance policy owned by him and a $1,036 CCC paid retirement gift.

 (5) Includes transaction and retention bonuses paid by Capsure of $312,500 for Mr. Pate and $65,660 for Mr. McReynolds.

 (6) Includes $384 of reimbursements of health club dues and $5,586 for Company paid country club membership dues.

 (7) Includes $4,800 for 401(k) plan Company matching contributions and $283 paid contributions on a life insurance policy.

 (8) For CCC reimbursement of health club dues.

 (9) Includes $6,219 of 401(k) plan Company matching contributions to both the CNA and CNA Surety sponsored plans, $3,691 CCC paid automobile lease, $2,350 of paid contributions on a life insurance policy owned by him and a $1,036 CCC paid retirement gift.

(10) For reimbursements of health club dues.

(11) Includes $519,757 in connection with the exercise of Capsure stock options, $4,800 for 401(k) plan company matching contributions and $199 paid contributions on a life insurance policy.

(12) Includes $9,500 of 401(k) plan Company matching contributions and $989 imputed interest on employee stock option loan.

(13) Includes $6,720 for 401(k) plan Company matching contribution, $1,721 for profit sharing contributions and paid contributions on life insurance policy for each individual.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                           -----------------------------                                VALUE AT ASSUMED
                              NUMBER        % OF TOTAL                                ANNUAL RATES OF STOCK
                           OF SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                            UNDERLYING       EMPLOYEES     EXERCISE OR                   FOR OPTION TERM
                              OPTIONS      DURING FISCAL   BASE PRICE    EXPIRATION   ---------------------
          NAME             GRANTED(#)(1)      YEAR(2)        ($/SH)         DATE       5% ($)      10% ($)
          ----             -------------   -------------   -----------   ----------    ------      -------
Mark C. Vonnahme.........     31,300           20.0%          15.50       03/02/08    305,175      773,736
Robert E. Ayo............     17,300           11.0%          15.50       03/02/08    168,675      427,656
Dan L. Kirby.............     11,500            8.0%          15.50       03/02/08    112,125      284,280
John L. McReynolds.......     11,500            8.0%          15.50       03/02/08    112,125      284,280
Stephen T. Pate..........     20,200           13.0%          15.50       03/02/08    196,950      499,344

---------------

(1) One-half of the options granted during 1998 vest upon the achievement of certain performance measures; the remaining one-half vest ratably over a three year period.

(2) 153,200 non-qualified stock options were granted to officers of the Company on March 2, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                      NUMBER OF         VALUE OF UNEXERCISED
                                                                     UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS AT              OPTIONS AT
                                                                      FY-END(#)              FY-END($)
                               SHARES ACQUIRED       VALUE         (1)EXERCISABLE/        (1)EXERCISABLE/
            NAME               ON EXERCISE(#)     REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
            ----               ---------------    -----------    -------------------    --------------------
Mark C. Vonnahme.............     0                 0                0/61,300               0/7,825
Robert E. Ayo................     0                 0                0/37,300               0/4,325
Dan L. Kirby.................     0                 0             15,000/26,500          173,750/2,875
John L. McReynolds...........     0                 0             10,000/14,000          128,750/2,875
Stephen T. Pate..............     0                 0             15,000/40,200          191,250/5,050

---------------

(1) Exercisable options for Messrs. D. Kirby, McReynolds and Pate relate to the Company's Replacement Stock Option Plan in connection with the September 30, 1997 merger between CNAF's surety business and Capsure. The Replacement Stock Option Plan reserved shares for issuance to former Capsure option holders with the same price, rights, benefits, terms and conditions as the Capsure options replaced.

                           COMPENSATION OF DIRECTORS

     Directors, except for employees of the Company or its affiliates, are compensated at the annual rate of $25,000, paid in quarterly installments, and receive $1,500 for each meeting of the Board and committees of the Board of the Company which they attend. The Company's Board of Directors and the Company's shareholders have previously approved the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan (the "Directors Stock Plan"). The Directors Stock Plan provides non-employee directors an opportunity to defer receipt of the annual retainer fees and have them deemed invested in stock units, thereby enhancing the long-term mutuality of interest between directors and shareholders.

                              EMPLOYMENT CONTRACTS

     The Company entered into an employment agreement with Mr. Mark C. Vonnahme on October 3, 1997. The agreement runs from October 1, 1997 through December 31, 1999, with automatic one-year renewals unless the Company or Mr. Vonnahme provides the other party with thirty (30) day written notice of intent not to renew. The agreement provides for a minimum annual base salary of $300,000 that may be adjusted annually by the Board of Directors, an annual bonus, a long-term incentive compensation program, and stock options. The agreement also provides a severance payment if the Company terminates his employment: without cause; within 90 days of a material change in certain of his positions, duties, and responsibilities or in the value of various benefits being provided to him by the Company; within one year following the date upon which Continental Casualty Company and any of its affiliates no longer are able collectively to elect a majority of the Company's Board of Directors; or because of non-renewal of the employment agreement. Any such payment is to consist of payment of two years of his then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which he is then vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus certain bonuses and long-term incentive compensation awards held by him at the date of termination. As part of the agreement, Mr. Vonnahme agrees to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also entered into a two-year employment agreement with Mr. Dan
L. Kirby, effective October 1, 1997. The agreement provides for an annual base salary of $200,000 and provides for additional compensation in the form of an annual bonus, a long-term incentive compensation program, and stock options. The agreement also provides a severance payment, equal to the discounted present value of the salary that Mr. Kirby would have received through the term of the agreement, if the Company terminates his employment without cause. As part of the agreement, Mr. Kirby agrees to certain confidentiality, non-competition, and non-solicitation provisions.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Balzer, Britt and J. Kirby.

     Mr. J. Kirby is a director of the Company and was both a former officer and a director of Capsure. Mr. J. Kirby is the brother of D. Kirby who is currently an officer of CNA Surety and was a director of Capsure.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As was previously reported by the Committee in the March 1998 Proxy Statement, the compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business primarily focusing on surety, fidelity and other related products. In addition, the Company established the 1997 Long-Term Equity Compensation Plan to provide long-term incentive opportunities for employees, officers and directors of the Company.

     During 1997, the Company entered into employment agreements with Mark C. Vonnahme and Dan L. Kirby. See "Employment Contracts" for a description of the agreements. The Company entered into these agreements shortly after the completion of the acquisition of Capsure and the simultaneous merger of CNAF's surety business with Capsure's insurance subsidiaries.

     Long-term incentive opportunities were made available to each of the executive officers in the form of significant grants of stock options at the time of the Company's respective acquisition of Capsure and simultaneous merger of CNAF's surety businesses with Capsure's insurance subsidiaries. These options were designed to provide competitive compensation opportunities, promote the long-term interests between such individuals and the Company's shareholders and to assist in the retention of such officers. The level of responsibility was used in determining the number of options granted.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                                 Giorgio Balzer
                                Philip H. Britt
                                  Joe P. Kirby

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the period from September 30, 1997 (date of inception) through December 31, 1998 with a broad equity market index, the S&P Property and Casualty Insurance Index, and a published industry index, the S&P 500, as required by the rules of the SEC.
PERFORMANCE GRAPH

                                                       CNA SURETY                                           PROPERTY CASUALTY
                                                       CORPORATION                S&P 500 INDEX                 INSURANCE
                                                       -----------                -------------             -----------------
'10/1/97'                                                100.00                      100.00                      100.00
'12/31/97'                                               102.92                      102.87                      108.05
'3/31/98'                                                106.25                      116.31                      111.57
'6/30/98'                                                 98.33                      119.69                      112.35
'9/30/98'                                                 96.67                      107.36                       94.76
'12/31/98                                                105.00                      129.76                       98.88

-----------------------------------------------------------------------------------------------------------------
                                             10/1/97    12/31/97    3/31/98    6/30/98    9/30/98    12/31/98
-----------------------------------------------------------------------------------------------------------------
  CNA SURETY CORPORATION                     100.00      102.92     106.25      98.33      96.67      105.00
-----------------------------------------------------------------------------------------------------------------
  S&P 500 INDEX                              100.00      102.87     116.31     119.69     107.36      129.76
-----------------------------------------------------------------------------------------------------------------
  PROPERTY CASUALTY INSURANCE                100.00      108.05     111.57     112.35      94.76       98.88
-----------------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 5, 1999, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME AND ADDRESS OF                         AMOUNT AND NATURE
                    BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                  -------------------                     --------------------------    ----------------
Continental Casualty Company and Affiliates.............          27,096,347                  61.5%
  CNA Plaza
  Chicago, IL 60685
Samuel R. Shapiro, Shapiro Capital Management
  Company, Inc.,........................................           3,453,475(3)                7.8%
  The Kleidoscope Fund, L.P.
  3060 Peachtree Road, N.W
  Atlanta, GA 30305(2)

---------------

(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Shapiro Capital Management Company, Inc. ("Shapiro Capital") is a Georgia corporation and an investment adviser under the Investment Advisers Act of 1940. One or more of Shapiro Capital's advisory clients is the legal owner of the Company's Common Stock. Pursuant to the investment advisory agreements with its clients, Shapiro Capital, has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the Company's Common Stock. Mr. Shapiro is the president, a director, and majority shareholder of Shapiro Capital and may be deemed to be an indirect beneficial owner of the shares of the Company's Common Stock owned by Shapiro Capital, but he disclaims such ownership of these shares. The Kleidoscope Fund, L.P. is a Georgia limited partnership.

(3) Includes 101,800 shares which are owned by Kleidoscope Fund L.P.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of March 5, 1999, with respect to the shares of the Company's Common Stock beneficially owned by each director and by those executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Information concerning the directors and officers and their security holdings has been furnished by them to the Company.

                                                                   SHARES UPON
            NAME OF               SHARES OF        DEFERRED        EXERCISE OF                 PERCENT OF
       BENEFICIAL OWNER          COMMON STOCK   STOCK UNITS(1)   STOCK OPTIONS(2)   TOTAL(3)     CLASS
       ----------------          ------------   --------------   ----------------   --------   ----------
Giorgio Balzer.................           0             0                 0               0         *
Philip H. Britt................       3,000         1,860                 0           4,860         *
Rod F. Dammeyer................           0         1,860                 0           1,860         *
Edward Dunlop..................           0           202                 0             202         *
Melvin Gray....................       1,000(4)      1,860                 0           2,860         *
Joe P. Kirby...................      56,785         1,860            15,000          73,645         *
William C. Pate................           0           565                 0             565         *
Roy E. Posner..................         250         1,295                 0           1,545         *
Adrian M. Tocklin..............       1,000             0                 0           1,000         *
Robert T. Van Gieson...........         300             0                 0             300         *
Mark C. Vonnahme...............       6,100(5)          0            20,867          26,967         *
Robert E. Ayo..................       1,000             0            11,533          12,533         *
Dan L. Kirby...................      43,115             0            22,667          65,782         *
John L. McReynolds.............      29,194             0            17,667          46,861         *
Stephen T. Pate................       3,800             0            28,467          32,267         *
All directors and executive
  officers as a group (22
  persons) including the
  above-named persons..........     160,224         9,502           157,551         327,276       0.7%

---------------

 *  Less than 1%

(1) In January 1998, the Company established the CNA Surety Corporation Non-Employee Directors' Deferred Compensation Plan. Under this plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount will be deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of CNA Surety common stock as of each quarterly meeting.

(2) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within sixty days of the date of this table.

(3) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(4) Shares are held in trust in Mr. Gray's name.

(5) Includes 1,000 shares owned jointly by Mr. Vonnahme and his wife with whom he shares voting and investment power.

     As reported to the Company, as of January 11, 1999, none of the directors and executive officers owned CNAF Common Stock or Loews Corporation Common Stock. Loews Corporation owns approximately 85% of the outstanding common stock of CNAF.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CCC and the insurance subsidiaries of the Company have entered into various reinsurance agreements designed to protect against adverse loss reserve development related to the combined surety operations of CCC and CIC ("CCC Surety Operations") reserves at the Merger Date, and help preserve, through the year 2000, the profitability of CCC Surety Operations and certain additional accounts. The reinsurance agreements together with the Services and Indemnity Agreement, that is described below, provided for the initial transfer of the CCC Surety Operations to the insurance subsidiaries. The reinsurance agreements entered into at the Merger Date are: (i) the Surety Quota Share Treaty (the "Quota Share Treaty"); (ii) the Aggregate Stop Loss Reinsurance Contract (the "Stop Loss Contract"); and (iii) the Surety Excess of Loss Reinsurance Contract (the "Excess of Loss Contract").

     The Services and Indemnity Agreement provides the insurance subsidiaries with the authority to perform various administrative, management, underwriting and claim functions in order to conduct the business of the CCC Surety Operations and to be reimbursed by CCC for services rendered. In consideration for providing the foregoing services, CCC has agreed to pay the insurance subsidiaries a quarterly fee of $50,000. There was no amount due to the CNA Surety insurance subsidiaries as of December 31, 1998.

     Through the Quota Share Treaty, CCC and CIC ceded, as of the Merger Date, and subsequently paid on October 1, 1997, to Western Surety all of its net unearned premiums and loss and loss adjustment expense reserves, net of $29.0 million of ceded commissions. The payment totaled $116.9 million.

     Through the Quota Share Treaty, CCC and CIC will also transfer to Western Surety all of the CCC Surety Operations' business written or renewed by CCC and CIC after the Merger Date. CCC and CIC will transfer the related liabilities of such business and pay to Western Surety an amount in cash equal to CCC's and CIC's net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 28% of net written premiums written on such business. CCC and CIC paid Western Surety, net of commissions and reinsured loss payments, $100.8 million for the year ended December 31, 1998 and $21.2 million during the period from September 30, 1997 (date of inception) through December 31, 1997. As of December 31, 1998 and 1997, CNA Surety had a reinsurance receivable balance from CCC and CIC of $47.2 million and $47.9 million, respectively. This balance is primarily comprised of direct premium receivables of CCC and CIC with respect to the surety business ceded to Western Surety.

     CCC has guaranteed the loss and loss adjustment expenses transferred to Western Surety by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as reestimated as of the end of such calendar quarter. There was not any adverse reserve development for the period from September 30, 1997 (date of inception) through December 31, 1998. The Quota Share Treaty has a term of five years from the Merger Date.

     The Stop Loss Contract protects the insurance subsidiaries from adverse loss experience on certain business underwritten after the Merger Date. The Stop Loss Contract between the insurance subsidiaries and CCC limits the insurance subsidiaries' prospective net loss ratios with respect to certain accounts and lines of insured business for at least three fiscal years following the Merger Date. In the event the insurance subsidiaries' accident year net loss ratio exceeds 24% in each of 1997 through 2000 on certain insured accounts (the "Loss Ratio Cap"), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which their actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the insurance subsidiaries will pay to CCC an annual premium of $20,000. The CNA Surety insurance subsidiaries have paid CCC all required annual premiums. There was no amount due to the CNA Surety insurance subsidiaries from CCC under the Stop Loss Contract as of December 31, 1998.

     The Excess of Loss Contract provides the insurance subsidiaries of CNA Surety with the capacity to underwrite large surety bond exposures by providing reinsurance support from CCC. The Excess of Loss Contract provides $75 million of coverage in excess of the $55 million of coverage provided to the insurance subsidiaries by third party reinsurers, which is in turn in excess of the $5 million of coverage per principal to be retained by the CNA Surety insurance subsidiaries. Subsequent to the Merger Date, the Company entered into a second excess of loss contract with CCC ("Second Excess of Loss Contract"). The Second Excess of Loss Contract provides additional coverage for principal losses that exceed the foregoing coverage of $75 million per principal provided by the Excess of Loss Contract, or aggregate losses per principal in excess of $135 million. The Excess of Loss Contracts collectively provide coverage for losses discovered on surety bonds in force as of the Merger Date and for losses discovered on new and renewal business written, renewed or assumed during the term of the Excess of Loss Contracts. CCC is also obligated to act as a joint insurer, or "co-surety," for business covered by the Excess of Loss Contract when requested by the CNA Surety insurance subsidiaries. In consideration for the reinsurance coverage provided by the Excess of Loss Contracts, the insurance subsidiaries pay to CCC, on a quarterly basis, a premium equal to 1% of the net written premiums applicable to the Excess of Loss Contract, subject to a minimum premium of $20,000 and $5,000 per quarter under the Excess of Loss Contract and Second Excess of Loss Contract, respectively. The CNA Surety insurance subsidiaries paid $80,000 for all minimum quarterly premiums due through September 30, 1998 during the period from September 30, 1997 (date of inception) through December 31, 1997. CNA Surety insurance subsidiaries paid the remaining $20,000 in premium for 1998 for Excess of Loss Contract and the $20,000 in minimum quarterly premiums for the Second Excess of Loss Contract during the year ended December 31, 1998. There were no amounts due to CCC under the Excess of Loss Contract and Second Excess of Loss Contract as of December 31, 1998. Both Excess of Loss Contracts commenced immediately following the Merger Date and continue for a period of five years from the Merger Date.

     CNA Surety also entered into an Administrative Services Agreement with CCC as of the Merger Date. The agreement allows the Company continued use of certain real and personal property owned or leased by CCC. The Company may cancel, without penalty, any lease under the agreement by giving CCC sixty days notice. The Company can also purchase many of the administrative services provided to the CCC Surety Operations by CCC. CNA Surety, however, is under no obligation to purchase any services under the Administrative Services Agreement. The aggregate maximum annual cost for the use of real and personal property and for services available under the agreement is approximately $7.9 million. Administrative services are provided at specified rates, subject to inflationary increases. The Company was charged $7.5 million and $2.5 million for the year ended December 31, 1998 and the period from September 30, 1997 to December 31, 1997, respectively, for rents and services provided under the agreement. In addition, the Company was charged $2.2 million for direct costs incurred by CCC on the Company's behalf during 1998. The Company paid CCC $9.5 million and $0.8 million which was reflected in other liabilities in the Company's Consolidated Balance Sheet at December 31, 1998.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 1999 fiscal year. Deloitte & Touche LLP has audited the Company's financial statements as of and for the three months ended December 31, 1997, and as of and for the year ended December 31, 1998, as well as the financial statements of the CCC Surety Operations as of and for the three years ended December 31, 1996. A representative of Deloitte & Touche LLP will be present at the meeting and be available to respond to appropriate questions.

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company's independent auditors. It is the present intention of the Company's Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Under the rules of the SEC, the Company is required to disclose the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting, calculated in the manner provided by the rule of the SEC and the date after which notice of a proposal submitted outside the processes of the rule of the SEC is considered untimely. Under the calculation provided by the rule of the SEC, a proposal submitted by a shareholder for the 2000 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, CNA Plaza, Chicago, Illinois 60685, by December 1, 1999, in order to be eligible to be included in the Company's proxy statement for that meeting. Under the Company's By-Laws, to be timely, a shareholder's notice of a shareholder proposal must be delivered to or and received at the principal executive offices of the Company, not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty-five days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                   CONCLUSION

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board, and the ratification of the Company's independent accountants. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          PAUL T. LIVELY
                                          Secretary

                                     NOTES

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                CNA SURETY LOGO

                                                                       SUR-PS-99

                                 DETACH HERE
--------------------------------------------------------------------------------

                                    PROXY

                            CNA SURETY CORPORATION

                                  CNA PLAZA
                                333 S. WABASH
                           CHICAGO, ILLINOIS 60685
                                (312) 822-5000
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ON MAY 11, 1999


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 333 S. Wabash, Forty-fourth South Conference Center, Chicago, Il 60685 on Tuesday, May 11, 1999, at 9:00 a.m. CDT.

        The Board of Directors has fixed the close of business on March 15, 1999, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                         -----------

--------------------------------------------------------------------------------

                               THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT.


  Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

--------------------------------------------------------------------------------











  [1686-CNA SURETY CORPORATION] [FILE NAME: CNA40A.ELX] [VERSION-3] [3/10/99]


CNA40A                                  DETACH HERE
--------------------------------------------------------------------------------


[X] Please mark
    votes as in
    this example.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW.  IF THE PROXY IS SIGNED AND
RETURNED WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL PROPOSALS.
1.  Election of Directors:
    Nominees: Giorgio Balzer, Philip H. Britt, Rod F. Dammeyer,                                             FOR   AGAINST   ABSTAIN
    Edward Dunlop, Melvin Gray, Joe P. Kirby, William C. Pate,      2.  To ratify the Board of Directors:   / /     / /       / /
    Roy E. Posner, Adrian M. Tocklin, Robert T. Van Gleson,             appointment of the Company's
    Mark G. Vonnahme                                                    Independent auditors, Deloitte &
                                                                        Touche LLP for fiscal year 1999.
               / /   FOR      / /   WITHHELD
                     ALL            FROM ALL
                  NOMINEES          NOMINEES

                                                                        In their discretion, the proxies are authorized to vote
                                                                        Upon such other business as may properly come before the
                                                                        meeting.

/ /
   ---------------------------------------
   For all nominees except as noted above

                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

                                                                        IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE
                                                                        ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO
                                                                        ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  IF
                                                                        YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH
                                                                        TO DO SO, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.


                                                                        Please sign exactly as name appears hereon.  Executors,
                                                                        Administrators, Trustees, etc. should so indicate when
                                                                        signing.  Joint owners should each sign.


Signature:                    Date:                         Signature:                                   Date:
          -------------------      ------------------------           ----------------------------------      ----------------